Exhibit 32.5

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal executive officer of Southern California Gas Company (the “Company”) certifies that:

(i)the Annual Report on Form 10-K of the Company filed with the Securities and Exchange Commission for the year ended December 31, 2021 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2022	/s/ Scott D. Drury
Scott D. Drury
Chief Executive Officer